Exhibit 10.1

BILL OF SALE - RENEWAL OF MINING CLAIM

---------- Forwarded message ----------
From: <MT.Online@gov.bc.ca
Date: Tue, Feb 15, 2011 at 11:04 AM
Subject: BSLI-M (4836508) 2011/FEB/15 11:4:18 Mineral Titles Online, Transaction event, Email confirmation
To: fmc@speebo.com, vvaskevich@gmail.com

This email is to confirm submission of the following Mineral Titles Online event:

Event Number: 4836508
Event Type: Transfer of Ownership (Bill of Sale Initiation)
Tenure Number: 845111
Seller: SPEEBO INC. (206048)
Buyer: VASKEVICH, VLADIMIR (208209)

Registration of a Bill of Sale Completion must be submitted by the BUYER for transfer of ownership to take effect.

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